EXHIBIT 10.16.1

CONFIDENTIAL TREATMENT REQUEST

*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT.  THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST.  OMISSIONS ARE DESIGNATED AS [****].  A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Addendum to the Master Agreement for U.S. Availability Services
Between
SunGard Availability Services LP and Convio, Inc.

Dated June 1, 2008

The Master Agreement for U.S. Availability Services, having the above date, between SunGard Availability Services LP (“SunGard”), and the Customer named below.  (“Master Agreement”) is amended effective June 1, 2008, as follows:

THE MASTER AGREEMENT IS HEREBY AMENDED AS FOLLOWS:

1.                                      Section 1.  “Contract Term” of the Master Agreement is amended in the third sentence by deleting “six (6) months” and substituting “ninety (90) days”.

2.                                      Section 2.  “Fees and Expenses” of the Master Agreement is amended in the third sentence by deleting “[****] percent [****]” and substituting “[****] percent [****]”.

3.                                      Section 4.  “Termination” subsection (b) of the Master Agreement is amended by adding the following at the end of the subsection:

In the event Customer terminates a Schedule due to an uncured material breach by SunGard, Customer shall receive a refund of any fees prepaid for the period after the date of termination.  In such event, Customer shall not be responsible for the payment of additional Monthly Fees for a Schedule for any period after the date of termination of that Schedule

4.                                      Section 6 (d).  A new Section 6 (d) is hereby added:

Notwithstanding anything to the contrary in the Agreement, including without limitation Section 6 (c), SunGard shall be liable for all (i) contractual damages to which a customer of Customer is entitled (“Customer Contract Damages”) under its contract with Customer (“Customer Contract”) and (ii) statutory costs or damages as determined under applicable law, each as incurred by Customer due to loss or disclosure of personal identifiable information of Customer’s customers and/or their users, and caused by SunGard’s negligence or breach of contract, up to an amount not to exceed $[****]per incident.  For purposes of determining a breach of contract under this clause, SunGard’s obligation to keep personal identifiable information confidential and to not disclose such information shall be unconditioned and absolute except as otherwise directed by Customer or as required by law.  SunGard shall inform Customer of any loss or improper disclosure of any Customer data as soon as practicable after becoming aware of such loss or improper disclosure.  Customer shall inform SunGard of any claim made by any party under a Customer Contract for which Customer may seek damages from SunGard and Customer shall take advantage of all rights and remedies available to it at law and under the Customer Contract to mitigate any such damages.

QUOTE ID: 44653

THE TERMS OF THIS ADDENDUM ARE CONFIDENTIAL

Addendum to the Master Agreement for U.S. Availability Services
Between
SunGard Availability Services LP and Convio, Inc.

Dated June 1, 2008

By the signatures of their duly authorized representatives below, SunGard and Customer, intending to be legally bound, agree to all of the provisions of this Amendment and ratify the terms of the Master Agreement and the specified Exhibit(s).

SUNGARD AVAILABILITY SERVICES LP		CUSTOMER: CONVIO, INC.

BY:	/s/ David M. Reysa	BY:	/s/ Hayden Stewart

PRINT NAME:	DAVID M. REYSA	PRINT NAME:	HAYDEN STEWART

PRINT TITLE:	CONTRACT OFFICER	PRINT TITLE:	VP, IT

DATE SIGNED:	6/6/08	DATE SIGNED:	6/2/08

QUOTE ID: 44653

THE TERMS OF THIS ADDENDUM ARE CONFIDENTIAL